Exhibit 99.1

Global Net Lease and The Necessity Retail REIT to Merge,

Creating Sector-Leading Diversified Net Lease REIT

GNL Post-closing Will Be Third Largest Publicly Traded Net Lease REIT with a Global Presence

Adopts Enhanced Corporate Governance Practices;

Internalization of Management to Support Scaled Platform

Approximately $75 Million in Expected Cost Synergies and Internalization Savings

All-Stock Transaction Projected to be More Than 9% Accretive

to GNL Q1’23 AFFO Per Share

NEW YORK, May 23, 2023 – Global Net Lease Inc. (NYSE: GNL, “GNL”) and The Necessity Retail REIT Inc. (NASDAQ: RTL, “RTL”) announced today that they have entered into a definitive merger agreement (the “Merger Agreement”), under which GNL will acquire RTL in an all-stock transaction (the “Merger”). GNL and RTL have also entered into a definitive agreement that will result in the combined entity becoming internally managed, with the external asset and property management functions currently performed by affiliates of AR Global, LLC (the “External Manager”) being internalized (the “Internalization,” together with the Merger, the “Transactions”). The combined internally managed company, which will operate as Global Net Lease (“GNL Post-closing”), is expected to own and manage over 1,350 properties and have an aggregate real estate asset value of approximately $9.6 billion at the closing of the Transactions.

GNL Post-closing will also adopt enhanced corporate governance practices. In connection with the close of the Transactions, GNL Post-closing will opt out of the classified board provision of the Maryland Unsolicited Takeovers Act (“MUTA”), declassify its Board of Directors, repeal the Company’s Stockholder Rights Plan (commonly referred to in the industry as a “poison pill”), and amend bylaws that currently require up to two board members to be “managing directors.” The Internalization is projected to generate approximately $54 million in annual cash savings and the Merger is projected to generate approximately $21 million in annual cash savings realized within 12 months of transaction close, totaling approximately $75 million in expected annual savings.

The Transactions were unanimously recommended by the Special Committees of the Boards of Directors of both GNL and RTL, comprised of independent directors, and approved by the full Boards of Directors. The Transactions are expected to close in the third quarter of 2023, subject to the satisfaction of closing conditions and approval by the stockholders of GNL and RTL.

P. Sue Perrotty, Chair of the GNL Board of Directors, said, “The merger of Global Net Lease and The Necessity Retail REIT is an exceptional opportunity to build a premier global net lease portfolio with very attractive future prospects. GNL Post-closing’s enhanced corporate governance is highlighted by a majority-independent, declassified Board, as well as other enhancements that we are proud to institute. Combined with the internalization of management, we are realizing significant cost savings to our stockholders. I am honored to have the opportunity to lead an experienced and diverse group that is dedicated to building the long-term value of GNL.”

Summary of the Merger’s Strategic Benefits

The Merger is expected to create several operational and financial benefits for GNL Post-closing, including:

•	Immediately Accretive: The Transactions are expected to be more than 9% accretive in Q4’23 relative to GNL’s Q1’23 adjusted funds from operations (“AFFO”) per share on an annualized basis.

•	Reduced Leverage: Net debt to annualized adjusted EBITDA is expected to be reduced from 8.3x for GNL in Q1'23 and 9.6x for RTL in Q1’23 to an estimated 7.6x in Q4'23 for GNL Post-closing.

•	Significantly Increased Size, Prominence, and Scale: Based on portfolios as of March 31, 2023, the Merger will create the third largest publicly traded net lease REIT with a global presence. GNL Post-closing will achieve greater diversity by geography, asset type, tenant, and industry, spanning industrial, retail, and office assets across North America and Europe, allowing for greater balance sheet flexibility and the ability to grow and optimize the portfolio. As a larger entity, GNL post-closing is expected to have access to larger asset and portfolio acquisitions with reduced concentration and integration risk and expected to have greater access to capital. GNL Post-closing’s portfolio is anticipated to consist of 1,356 properties in 49 different states and 11 different countries, and top 10 tenant concentration is expected to be 19.2% of straight-line rent.

•	Substantial Corporate Synergies and Cost Savings: The combination of GNL and RTL is expected to create a more efficient and competitive platform through the integration of adjacent best practices and reduction of equivalent functions, including corporate consolidation, public company cost savings, and elimination of other duplicative services. Annual run-rate cost savings are projected to be approximately $21 million realized within 12 months of the close of the Transactions.

•	Attractive Dividend: GNL expects that, post closing, the GNL Post-closing Board will establish a new dividend policy of paying a quarterly dividend equal to $0.354 per share ($1.42 per share, annualized). Q4’23 AFFO expected to be $0.42 per share ($1.68 per share, annualized).

Summary of the Internalization Transaction’s Strategic Benefits

The Internalization is expected to enhance corporate governance, as well as provide a number of operational and financial benefits, including:

•	Substantial Cost Savings: The Internalization is projected to result in annual cash savings of approximately $54 million through elimination of the asset management fees, property management fees, incentive fees, equity issuance fees, and reimbursable expenses currently payable to the External Manager, net of internalized employee compensation, rent and overhead, and excluding the one-time costs associated with the Transactions.

•	Simplified Company Structure: The Internalization is expected to simplify GNL Post-closing’s structure through the unification of all investment activities, corporate operations, and resources under a single, transparent organization. Internalizing management will provide GNL Post-closing control over key functions that are critical to both the growth of its business and maximizing stockholder value.

•	Valuation: It is anticipated that there is significant potential for trading multiple expansion as investors recognize the value created through the Transactions, as internally managed peers have historically traded at significantly higher multiples than externally managed REITs.

Key Corporate Governance Updates

GNL Post-closing is dedicated to enhancing its corporate governance by committing to the following actions substantially concurrently with the close of the Transactions:

•	The Board of Directors of GNL Post-closing intends to opt out of the classified board provision of MUTA under the terms of the Merger Agreement.

•	Declassify its Board of Directors, so that seven of the nine directors would stand for election to annual terms at the 2024 annual meeting of stockholders, and all nine directors would stand for election to annual terms at the 2025 annual meeting.

•	Repeal Company’s Stockholder Rights Plan (commonly referred to in the industry as a ‘poison pill’).

•	Amend bylaws to delete the requirement that up to two board members to be "managing directors.”

Company Leadership

GNL Post-closing will have a highly diverse and experienced Board of Directors that has essential knowledge and familiarity to oversee GNL Post-closing and ensure its long-term initiatives and performance. Upon completion of the Merger, the size of the GNL Board of Directors will be expanded to nine members, including the members of the current GNL Board and three independent RTL directors. GNL’s current independent chairperson will remain in her position.

Current GNL Chief Executive Officer James Nelson and current RTL Chief Executive Officer Michael Weil will become Co-Chief Executive Officers. Mr. Weil will be the sole Chief Executive Officer upon Mr. Nelson’s retirement in April 2024. Current GNL Chief Financial Officer Chris Masterson will remain in his position with GNL Post-closing.

Transaction Terms

Under terms of the Merger Agreement, RTL stockholders will receive 0.670 shares of GNL for each common share of RTL, which represents a total consideration of $7.08 per share based on share prices as of May 23, 2023 and a 35% premium to RTL’s 30-day volume-weighted average price. Following closing of the Transactions, based on the stated fixed exchange ratio of 0.670, GNL stockholders are expected to own approximately 45% of GNL Post-closing, RTL stockholders are expected to own approximately 39%, and the owner of the former External Manager and its affiliates are expected to own up to 17%.

Pursuant to the internalization agreement, upfront consideration to the External Manager will consist of $325 million of GNL stock and $50 million in cash. In connection with the Transactions, the aggregate share ownership limit for the Company's charter will be reduced to 8.9%. In addition, GNL has granted a waiver to the External Manager and certain owners thereof to own more than the 8.9% limit, effective at the closing of the Transactions. After giving effect to the Transactions, the External Manager and its affiliates are expected to own up to 17%, effective immediately upon closing of the Transactions.

The Merger Agreement provides RTL with a go-shop period of 30 days, during which the Special Committee of the RTL Board of Directors and its advisors may actively solicit alternative proposals from third parties, subject to certain limited exceptions. RTL will have the right to terminate its respective Merger Agreement with GNL to accept a superior proposal, subject to the terms and conditions of the Merger Agreement. There can be no assurance that this “go-shop” process will result in superior proposals, and RTL does not intend to disclose developments with respect to the solicitation process unless and until the Special Committee of their Board of Directors make a determination with respect to any potential superior proposal.

GNL has made a presentation detailing the highlights of the proposed Transactions available at investors.globalnetlease.com.

Advisors

The GNL Special Committee, consisting entirely of independent directors, was advised by BMO Capital Markets Corp. as its exclusive financial advisor and Shapiro Sher as its legal counsel. The RTL Special Committee, consisting entirely of independent directors, was advised by Truist Securities as its exclusive financial advisor and Arnold & Porter Kaye Scholer LLP as its legal counsel. The External Manager was advised by Paul, Weiss, Rifkind, Wharton & Garrison LLP.

About Global Net Lease, Inc.

Global Net Lease, Inc. is a publicly traded real estate investment trust listed on the NYSE, which focuses on acquiring a diversified global portfolio of commercial properties, with an emphasis on sale-leaseback transactions involving single tenant, mission critical income producing net-leased assets across the United States, Western, and Northern Europe.

About The Necessity Retail REIT, Inc.

The Necessity Retail REIT, Inc. is the preeminent publicly traded real estate investment trust focused on “Where America Shops”, which acquires and manages a diversified portfolio of necessity-based retail single tenant and open-air shopping center properties in the U.S.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. In addition, words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” expects,” “plans,” “intends,” “would,” or similar expressions indicate a forward-looking statement, although not all forward-looking statements contain these identifying words. Any statements referring to the future value of an investment in GNL, including the adjustments giving effect to the Merger and the Internalization as described in this press release, as well as the potential success that GNL may have in executing the Merger and Internalization, are also forward-looking statements. There are a number of risks, uncertainties and other important factors that could cause GNL’s actual results, or GNL’s actual results after making adjustments to give effect to the Merger and the Internalization, to differ materially from those contemplated by such forward-looking statements, including but not limited to: (i) GNL’s and RTL’s ability to complete the proposed Merger and Internalization on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing the necessary stockholder approvals and satisfaction of other closing conditions to consummate the proposed transaction, (ii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement relating to the proposed Transactions, (iii) ability of GNL to obtain lender consent to amend its Second Amended and Restated Credit Facility or any other Company loan agreement, if at all, or on terms favorable to the Company, (iv) risks related to the potential repeal of GNL’s Stockholder Rights Plan; (v) risks related to the decrease in the beneficial ownership requirements of GNL’s applicable classes and series of stock; (vi) risks related to diverting the attention of GNL’s and RTL’s management from ongoing business operations, (vii) failure to realize the expected benefits of the proposed Transactions, (viii) significant transaction costs and/or unknown or inestimable liabilities, (ix) the risk of stockholder litigation in connection with the proposed transaction, including resulting expense or delay, (x) the risk that RTL’s business will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected, (xi) risks related to future opportunities and plans for the GNL Post-closing, including the uncertainty of expected future financial performance and results of GNL Post-closing following completion of the proposed Transactions, (xii) the effect of the announcement of the proposed Transactions on the ability of GNL and RTL to operate their respective businesses and retain and hire key personnel and to maintain favorable business relationships, (xiii) the effect of any downgrade of the GNL’s or RTL’s corporate rating or to any of their respective debt or equity securities; (xiv) risks related to the market value of the GNL’s common stock to be issued in the proposed Transactions; (xv) other risks related to the completion of the proposed Transactions, (xvi) potential adverse effects of the ongoing global COVID-19 pandemic, including actions taken to contain or treat the COVID-19, on the Company, the Company’s tenants and the global economy and financial market, as well as the additional risks, uncertainties and other important factors set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of GNL’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 23, 2023, and all other filings with the SEC after that date, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by law.

In connection with the proposed Merger and Internalization and the related proposed transactions, GNL intends to file with the SEC a registration statement on Form S-4, which will include a document that serves as a prospectus of GNL and a joint proxy statement of GNL and RTL (the “joint proxy statement/prospectus”). Each party also plans to file other relevant documents with the SEC regarding the Merger and the Internalization and all related proposed transactions. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE INTERNALIZATION AND THE RELATED PROPOSED TRANSACTIONS. Investors and securityholders may obtain a free copy of the joint proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by GNL with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by GNL with the SEC will be available free of charge on GNL’s website at www.globalnetlease.com or by contacting GNL’s Investor Relations at investorrelations@globalnetlease.com.

Participants in the Proxy Solicitation

GNL, RTL, GNL OP, RTL OP, Advisor Parent, GNL Advisor and RTL Advisor, and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed Transactions. Information about directors and executive officers of GNL is available in the GNL proxy statement for its 2023 Annual Meeting, which was filed with the SEC on April 10, 2023. Information about directors and executive officers of RTL is available in the RTL proxy statement for its 2023 Annual Meeting, which was filed with the SEC on April 10, 2023. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC regarding the proposed transactions when they become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. Investors may obtain free copies of these documents from GNL and RTL as indicated above.

Contacts

Investors and Media:

Email: investorrelations@globalnetlease.com

Phone: (212) 415-6510